UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 19, 2008

Date of Report (Date of earliest event reported)

VERTICAL BRANDING, INC.
(Exact name of registrant as specified in charter)

Delaware	000-31667	13-3579974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16000 Ventura Blvd., Suite 301, Encino, CA 91436
(Address of principal executive offices)

(818) 926-4900
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 16, 2007, Registrant filed a current report on Form 8-K disclosing the consummation of Registrant’s sale of 6,666,667 shares of common stock (the “Shares”), and warrants to purchase a corresponding numbers of shares of common stock (the “Warrants”), to four funds managed by RENN Capital Group Inc. (the “Purchasers”).  The financing transaction occurred pursuant to the terms of a stock purchase agreement, and included Registrant’s commitment to register the Shares and the shares underlying the Warrants pursuant to the terms of a Registration Rights Agreement.

On February 19, 2008, and in order to allow Registrant time to file its annual report on Form 10-K for its fiscal year ended December 31, 2007, prior to filing the registration statement contemplated by the Registration Rights Agreement, Registrant and Purchasers entered into an amendment to the Registration Rights Agreement (the “Amendment”).  Under the terms of the Amendment, the date by which Registrant shall file a registration statement is extended to April 15, 2008.  In the event Registrant fails to meet such extended filing date, subject to applicable exceptions provided in the Registration Rights Agreement, Registrant has agreed to pay Purchasers an additional 1% of the amount of Purchasers’ initial investment for each thirty-day period, or portion thereof, such date is exceeded.  Registrant may pay such amounts, should any become due, in cash or warrants at Registrant’s election and in accordance with the terms of the Registration Rights Agreement, as amended.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits

The following exhibit is filed with this report:

Exhibit Number	Description
4.1	Amendment 1 to Registration Rights Agreement

[Signature Page Follows]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTICAL BRANDING, INC.

Dated: February 25, 2008	By:	/s/ Victor Brodsky
Victor Brodsky
Chief Financial Officer